Exhibit 99.1

NEWS RELEASE
For Immediate Release:
November 16, 2023
Sterling Acquires Texas-Based Professional Plumbers Group

THE WOODLANDS, TX – November 16, 2023 – Sterling Infrastructure, Inc. (NasdaqGS: STRL) (“Sterling” or “the Company”) today announced that it has acquired Professional Plumbers Group, Incorporated (PPG), headquartered in Wylie, Texas. PPG serves a range of residential home builders in the greater Dallas area and will join Sterling’s Building Solutions segment.

Acquisition Highlights
•Purchase price consists of a cash payment of $50 million and an earnout opportunity contingent upon achieving future EBITDA targets
•Annual revenues of $50 to $55 million
•Strong, accretive margin profile
•Customary outsourced labor model
•PPG provides all the major plumbing phases for new residential builds, expanding Sterling’s suite of residential services in the Dallas market to the next critical phase of the build once the slab is complete
•Complimentary customer base with opportunity to cross-sell services

“We are thrilled to have the PPG family join the Sterling team. PPG is a premier provider of plumbing services to home builders in one of the Nation’s top residential markets. The company has extremely strong relationships with its customers and a history of excellent execution and profitability,” stated Joe Cutillo, Sterling’s Chief Executive Officer. “With this acquisition, we not only broaden our services and customer base, we also become even more valuable to residential builders as a full-service concrete slab and plumbing provider. We welcome PPG to our team and believe their strong values, commitment to customers, and entrepreneurial spirit align perfectly with Sterling.”
About Sterling
Sterling Infrastructure, Inc., (“Sterling,” “the Company,” “we,” “our” or “us”), a Delaware corporation, operates through a variety of subsidiaries within three segments specializing in E-Infrastructure, Transportation and Building Solutions in the United States, primarily across the Southern, Northeastern, Mid-Atlantic and Rocky Mountain regions and Hawaii. E-Infrastructure Solutions provides advanced, large-scale site development services for manufacturing, data centers, e-commerce distribution centers, warehousing, power generation and more. Transportation Solutions includes infrastructure and rehabilitation projects for highways, roads, bridges, airports, ports, rail and storm drainage systems. Building Solutions projects include residential and commercial concrete foundations for single-family and multi-family homes, parking structures, elevated slabs and other concrete work. From strategy to operations, we are committed to sustainability by operating responsibly to safeguard and improve society’s quality of life. Caring for our people and our communities, our customers and our investors – that is The Sterling Way.

Joe Cutillo, CEO, “We build and service the infrastructure that enables our economy to run, our people to move and our country to grow.”

Important Information for Investors and Stockholders
Cautionary Statement Regarding Forward-Looking Statements
This press release contains statements that are considered forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond our control, which may include statements about: our projections or expectations relating to synergies and other benefits from the transaction; our business strategy; our financial strategy; our industry outlook; and our plans, objectives, expectations, forecasts, outlook and intentions. All of these types of statements, other than statements of historical fact included in this press release, are forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “would, “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “pursue,” “target,” “continue,” the negative of such terms or other comparable terminology. The forward-looking statements contained in this press release are largely based on our expectations, which reflect estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors. In addition, management’s assumptions about future events may prove to be inaccurate. Management cautions all readers that the forward-looking statements contained in this press release are not guarantees of future performance, and we cannot assure any reader that such statements will be realized or the forward-looking events and circumstances will occur. Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control, including the possibility that the anticipated benefits from the transaction cannot be fully realized or may take longer to realize than expected, and the possibility that the costs or difficulties of integration of the acquired business will be greater than expected. Actual results may differ materially from those anticipated or implied in the forward-looking statements due to such factors as well as the other factors included in the “Risk Factors” section in our filings with the U.S. Securities and Exchange Commission and elsewhere in those filings. Additional factors or risks that we currently deem immaterial, that are not presently known to us or that arise in the future could also cause our actual results to differ materially from our expected results. Given these uncertainties, investors are cautioned that many of the assumptions upon which our forward-looking statements are based are likely to change after the date the forward-looking statements are made. The forward-looking statements speak only as of the date made, and we undertake no obligation to publicly update or revise any forward-looking statements for any reason, whether as a result of new information, future events or developments, changed circumstances, or otherwise, notwithstanding any changes in our assumptions, changes in business plans, actual experience or other changes. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

Investor Relations Company Contact
Sterling Infrastructure, Inc.
Noelle Dilts, VP IR and Corporate Strategy
281-214-0795